SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN A PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934, as amended

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a 12

MANNING & NAPIER FUND, INC.

 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a 6(i)(1) and 0 11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

FOR INSTITUTIONAL FINANCIAL PROFESSIONAL USE ONLY Specially prepared for Ozark National Life Insurance Co. & N.I.S. Financial Services Inc. Manning & Napier Advisors May 21, 2020 Investment Advisory Agreement Shareholder Proxy

2 FOR INSTITUTIONAL FINANCIAL PROFESSIONAL USE ONLY Investment Advisor Proxy What is Happening? On May 15 th, Manning & Napier Advisors filed an effective proxy with the SEC containing two Proposals Proposal 1 - Election of Directors • All shareholders of the Manning & Napier Fund, Inc. are being asked to approve the 6 current directors and 1 new director • 1940 Act rules require that two - thirds of the Fund’s Board of Directors are elected by shareholders • Since it was necessary to conduct a shareholder vote for Proposal 2, we have included the proposal to elect the Fund’s Directors to reduce future Fund expenses and burden by effectively extending the period of time until another shareholder proxy to elect directors would be required Proposal 2 - Approve a new investment advisory agreement between the Fund, on behalf of each Series, and Manning & Napier Advisors, LLC (“Manning & Napier”) Why is this Happening? • Co - founder William Manning entered into an agreement to sell the entirety of his private interest in Manning & Napier under an exchange agreement with the company. This transaction was completed on May 11, 2020 and resulted in a change in control. • • Under the 1940 Act the transaction results in the assignment and automatic termination of the investment advisory agreement between Manning & Napier and the Fund. • As a result, shareholders are being asked to approve a new investment advisory agreement . • Shareholder approval of the new agreements will enable Manning & Napier to continue to serve each Series and the Fund. There are no changes in services and fees in the new investment advisory agreement.

3 FOR INSTITUTIONAL FINANCIAL PROFESSIONAL USE ONLY Anticipated Timeline and Communications Existing NIS Shareholders • The effective proxy filing took place on 5 / 15 . • The shareholder mailing will take place in late May . • The special shareholder meeting to approve the proposals is scheduled for June 30 , 2020 . • All current NIS shareholders in the Target Series will receive proxy notification . • BNY Mellon has the ability to vote all NIS IRA shareholder proxies in the same proportion as other IRA votes received . If your IRA clients do not vote, BNY Mellon will vote on their behalf . • Broadridge, our proxy partner, may need to conduct solicitation in order for us to achieve quorum for several Series of the Manning & Napier Fund including Pro - Blend Maximum Term Series . This means that not only will your shareholders receive proxy materials, but non - IRA shareholders invested in the Pro - Blend Maximum Series may receive calls from Broadridge encouraging your shareholders to vote . • Initial Proxy Filing • Notification to NIS/Ozark Agents • Effective Proxy Statement Filing • Proxy Mailing commences May • June 30 - Shareholder Meeting June • Possible adjournment for any Series that does not receive passing votes • Second Shareholder Meeting July